SUB ITEM 77D: Policies With Respect to Security Investments


1.
FOCUSED EQUITY STRATEGY PORTFOLIO AND FOCUSED BALANCED STRATEGY PORTFOLIO

Effective August 1, 2007, the current principal investment technique for the Focused Equity Strategy Portfolio and Focused Balanced Strategy Portfolio with respect to the allocation of assets among the SunAmerica Funds was changed to the following:

Principal Investment Technique:
Allocation of assets among a combination of funds within SunAmerica Focused Series, Inc., SunAmerica Income Funds and SunAmerica Equity Funds, investing in equity and fixed income securities.

This principal investment technique with respect to the allocation of assets prior to August 1, 2007 was as follows:

Principal Investment Technique:
Allocation of assets among a combination of funds within SunAmerica Focused Series, Inc. and SunAmerica Income Funds, investing in equity and fixed income securities.

Additionally, effective August 1, 2007, the current principal investment techniques for the Focused Equity Strategy Portfolio and Focused Balanced Strategy Portfolio with respect to projected asset allocation ranges, under normal market conditions, in foreign equity securities were changed as follows:


Foreign Equity Securities
 		Focused Equity Strategy Portfolio	  0%-30%
		Focused Balanced Strategy Portfolio	0%-20%



This principal investment techniques with respect to the projected asset allocation ranges, under normal market conditions, in foreign equity securities prior to August 1, 2007 were as follows:


Foreign Equity Securities
 	  	Focused Equity Strategy Portfolio	0%-20%
		Focused Balanced Strategy Portfolio	0%-15%




2.
FOCUSED LARGE-CAP GROWTH PORTFOLIO
FOCUSED GROWTH PORTFOLIO
FOCUSED MID-CAP GROWTH PORTFOLIO
FOCUSED LARGE-CAP VALUE PORTFOLIO
FOCUSED VALUE PORTFOLIO
FOCUSED MID-CAP VALUE PORTFOLIO
FOCUSED GROWTH AND INCOME PORTFOLIO
FOCUSED INTERNATIONAL EQUITY PORTFOLIO
FOCUSED TECHNOLOGY PORTFOLIO

Effective September 1, 2007, the current focus principal investment strategy for the Focused Large-Cap Growth Portfolio; Focused Growth Portfolio; Focused Mid-Cap Growth Portfolio; Focused Large-Cap Value Portfolio; Focused Value Portfolio; Focused Mid-Cap Value Portfolio; Focused Growth and Income Portfolio; Focused International Equity Portfolio and Focused Technology Portfolio (each a Portfolio and collectively the Portfolios) was changed to the following:

Additional Information Regarding Investment Techniques:
Each Adviser of a Portfolio will generally hold up to a maximum of 20 securities per sleeve, for a total of 60 securities per Portfolio.

The focus principal investment strategy for the Portfolios prior to September 1, 2007 was as follows:

Additional Information Regarding Investment Techniques:
Each Adviser of a Portfolio will generally hold up to a maximum of 10 securities per sleeve, for a total of 30 securities per Portfolio.